EXHIBIT (3)(a)(2)

                               CERTIFICATE OF AMENDMENT
                                          of
                        RESTATED CERTIFICATE OF INCORPORATION
                              (PURSUANT TO SECTION 242)




                    Griffin Gaming & Entertainment, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                    FIRST: That, pursuant to Section 228 of the General Corporation Law, on January 31, 1997, the Board of Directors and Sole Shareholder of the Corporation adopted the following resolution to amend the Restated Certificate of Incorporation of the Corporation:

                    RESOLVED, that Article I of the Restated Certificate of Incorporation of Griffin Gaming & Entertainment, Inc. be amended to change the name of the Corporation to Sun International North America, Inc.

                    IN    WITNESS   WHEREOF,   said   Griffin   Gaming   &
          Entertainment, Inc. has caused this certificate to be signed by Matthew B. Kearney, its Executive Vice President, this 4th day of February, 1997.


                                   GRIFFIN GAMING & ENTERTAINMENT, INC.



                                   /s/Matthew B. Kearney
                                   Matthew B. Kearney
                                   Executive Vice President



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